Exhibit (2)(h)(iii)

SECOND AMENDMENT TO
DISTRIBUTION AGREEMENT

This second amendment (this “Amendment”) is entered into on May 1, 2019 (the “Execution Date”), with an effective date of May 1, 2019 (the “Effective Date”), to the Distribution Agreement dated as of May 15, 2014 (the “Agreement”), by and between the Bluestone Community Development Fund (f/k/a The 504 Fund) (the “Fund”) and Foreside Fund Services, LLC (“Distributor”).

WHEREAS, Distributor and the Fund (the “Parties”) desire to amend the Agreement to reflect a change of name of the Fund from The 504 Fund to the Bluestone Community Development Fund; and

WHEREAS, Section 16 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	All references in the Agreement to the “The 504 Fund” are hereby deleted and replaced with “the Bluestone Community Development Fund.”

3.	Section 15 is hereby amended to reflect updated contact information for the Fund:

Bluestone Community Development Fund

37 West Avenue, Suite 201

Wayne, PA 19087

4.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

5.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Execution Date.

BLUESTONE COMMUNITY DEVELOPMENT FUND (f/k/a The 504 Fund)		FORESIDE FUND SERVICES, LLC

By:	/s/ Lee Calfo	By:	/s/ Mark Fairbanks
Name:	Lee Calfo		Mark Fairbanks
Title:	President		Vice President

[Signature Page to Second Amendment to Distribution Agreement]

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